Exhibit 10.2

HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2006
(Conformed Through Second Amendment)

HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2006
     1. Purpose. The Hanesbrands Inc. Employee Stock Purchase Plan of 2006 (the “Plan”) provides eligible employees of Hanesbrands Inc. (the “Corporation”), and its Subsidiaries an opportunity to purchase common stock of the Corporation through payroll deductions on an after-tax basis. The Plan is intended to qualify for favorable tax treatment under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
     2. Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
(a)	Administrator means the shareholder services division of the Corporation or such independent third party administrator as the Corporation may engage to administer the Plan.

(b)	Authorization Form means a payroll deduction form which authorizes payroll deductions from a Participant’s Basic Pay and evidences the Participant’s membership in the Plan. An Authorization Form may be completed in such written, electronic or telephonic form as the Committee in its discretion shall determine.

(c)	Basic Pay means, in relation to a Participant for a payroll period, the Participant’s regular compensation earned during such payroll period, before any deductions or withholding, but excluding overtime, bonuses, amounts paid as reimbursement of expenses (including those paid as part of commissions) and any other additional compensation.

(d)	Board means the Board of Directors of the Corporation.

(e)	Committee means the Compensation and Benefits Committee of the Board.

(f)	Country Program means detailed rules specific to a country or group of countries as set forth in a supplement to the Plan. The terms and provisions of each supplement to the Plan that outline the rules for a Country Program are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the supplement.

(g)	Corporation means Hanesbrands Inc., a Maryland corporation, or any successor thereto.

(h)	Eligible Employee is defined in section 4 below.

(i)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(j)	Exercise Date with respect to any Offering Period means the Grant Date of the immediately following Offering Period.

(k)	Exercise Price with respect to any Offering Period means, subject to the terms and conditions of each Country Program and unless a greater amount is established by the Committee prior to the Offering Period, 85% of the Fair Market Value of Shares on the Offering Period’s Exercise Date.

(l)	Fair Market Value of a Share on any date shall be the closing price of the Corporation’s Stock as reported on the New York Stock Exchange — Composite Transactions Tape (“Composite Tape”) for such date.

(m)	Grant Date means the first Monday of each Offering Period on which sales of the Corporation’s Shares are reported on the Composite Tape or if no Shares are sold on that Monday, then on the next succeeding day on which there is a sale.

(n)	Offering Period means a three-month period beginning on the first Monday of each February, May, August, and November, respectively, (or such alternative four months in a cycle of three-month intervals as the Committee may establish in its discretion), and ending on the last business day before the first Monday of the succeeding three-month period. If no Shares are sold on what would otherwise be the first Monday of an Offering Period, then that Offering Period shall commence on the next succeeding day on which there is a sale, and the immediately preceding Offering Period shall end on the last business day before the date on which there is a sale. Notwithstanding the definition of Offering Period, the Initial Offering Period means that period commencing on the date established by the Committee for implementing the Plan and ending on the last business day before the first Monday of the next following regular Offering Period under the Plan.

(o)	Participant means an Eligible Employee who has completed an Authorization Form and who continues to make contributions to the Plan, or who no longer contributes to the Plan, but has Shares still held by the Administrator in accordance with this Plan.

(p)	Participating Subsidiaries means corporations, 50% or more of each class of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Corporation, which are authorized by the Corporation to participate in the Plan and which have agreed to participate.

(q)	Plan means the Hanesbrands Inc. Employee Stock Purchase Plan of 2006, as amended from time to time. The Plan is effective June 27, 2006 (the “Effective Date”).

(r)	Plan Account means a payroll deduction account maintained by the Committee for each Participant to which shall be credited all payroll deductions and from which shall be deducted amounts charged for the purchase of Shares hereunder and withdrawals.

(s)	Shares mean shares of Hanesbrands Inc. common stock, par value $.01 per share.
     3. Shares Subject to the Plan. There is hereby reserved for issuance under the Plan an aggregate of 2,442,000 Shares. Available Shares shall be from such authorized but unissued Shares or from Shares reacquired from time to time.
     4. Eligible Employees. Each employee of the Corporation or a Participating Subsidiary shall be eligible to participate in the Plan, except an employee whose customary employment is 20 hours or less per week or who, immediately after any Grant Date, own 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any related company. If an individual is not an employee (as determined pursuant to applicable regulations under sections 421 and 423 of the Code) of the Corporation or a Participating Subsidiary, he shall not be eligible to participate in the Plan.
     5. Participation in the Plan. An Eligible Employee may participate voluntarily, by completing and submitting an Authorization Form at designated times, according to the applicable Country Program procedures. Such Authorization Form may authorize payroll deductions from the employee’s Basic Pay, or some other means of contributions received from employees (defined according to local procedures). An employee may actively participate in only one Country Program at a time.
     6. Purchase Price. The purchase price of the Shares shall be determined in accordance with the terms of each Country Program. Unless otherwise defined in the Country Program the purchase price shall be the Exercise Price as defined herein.
     7. Number of Shares Purchasable. A Participant’s right to purchase Shares under the Plan shall be subject to the limits described below.
(a)	No Participant shall have the right to acquire Shares under the Plan at a rate that exceeds $25,000 in Fair Market Value (determined as of the Grant Date) for each calendar year in which the right is outstanding at any time. If an Offering Period spans two calendar years, then, for purposes of the foregoing $25,000 limitation, Shares purchased on the Exercise Date for such Offering Period will be applied first against the $25,000 limitation for the earlier year of the Offering Period, and then against the $25,000 limitation for the second year of the Offering Period.
(b)	The maximum number of Shares available for purchase by a Participant at the end of any Offering Period shall be equal to $25,000 divided by the Fair Market Value of a Share on the first day of that Offering Period, except that for the Offering Period that begins in November of each year, the above formula shall be applied by replacing “$25,000” with “$50,000.”
These limits shall be monitored by the Committee or its delegate(s).
     8. Plan Accounts/Shares Acquired. Participating Subsidiaries shall maintain Plan Accounts for Participants, where applicable. Shares purchased pursuant to the Plan shall be recorded on the stock transfer records of the Corporation in book entry form and no stock certificates with respect to any Shares will be issued. Share ownership shall be kept electronically in the Participant’s name. As deemed appropriate by the Committee acting in its discretion, and consistent with the terms of the Country Programs, Participants shall receive periodic statements detailing their Plan Account balances.
     9. Changes in Participation. Subject to rules set forth in each Country Program (and consistent with otherwise applicable Plan limitations), a Participant may change the amount of his or her payroll deduction or contributions pursuant to administrative rules established by the Committee.
     10. Termination of Participation. Subject to rules set forth in each Country Program, a Participant, at any time and for any reason, may voluntarily terminate participation in the Plan by notification of withdrawal delivered to the appropriate office pursuant to administrative rules established by the Committee. A Participant’s participation in the Plan shall be involuntarily terminated by his/her employer upon termination of employment for any reason, or upon the Participant no longer being eligible for participation. In the event of a Participant’s voluntary or involuntary termination of participation in the Plan, no payroll deduction shall be taken from any pay due thereafter; and at the election of such Participant or Participant’s estate, as the case may be, the balance in the Participant’s Plan Account shall be paid either to the Participant or the Participant’s estate, or shall be retained to purchase Shares in accordance with normal procedures. Except as provided above, a Participant may not withdraw any credit balance in the Participant’s Plan Account, in whole or in part.
     11. Rights as a Stockholder. Except as provided in section 12, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under the Plan unless and until a statement representing such Shares shall have been issued to the Participant.
     12. Dividends. Cash dividends on Shares acquired under the Plan will accrue to Participants in the same manner as for other shareholders. Participants shall be invited to enroll in the Corporation’s automatic dividend reinvestment plan (unless such enrollment is automatic pursuant to the applicable Country Program).
     13. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent, and are exercisable during the Participant’s lifetime only by the Participant.
     14. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purposes.
     15. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the number of Shares authorized for issuance under the Plan shall be increased proportionately, and such equitable adjustments shall be made by the Committee. In the event of any other change affecting the Corporation’s common stock, such equitable adjustment shall be made by the Committee to give proper effect to such event, subject to shareholder approval to the extent required by Treasury regulations issued under Section 423 of the Code.

     16. Administration of Plans. The Plan and the detailed Country Programs shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Country Programs including when and how purchases shall be made, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have authority to delegate its ministerial tasks hereunder to the Corporation’s Human Resources and Shareholder Accounting Departments and the Human Resources Departments of Participating Subsidiaries which employ Participants.
     17. Amendments to Plans. The Board or any person or persons authorized by the Board, at any time, or from time to time, may amend, suspend, or terminate the Plan or any of the Country Programs, provided, however, that except to conform the Plan or any Country Program to the requirements of local legislation, no amendment shall be made withdrawing the administration of the Plan or Country Programs from the Committee, or permitting any rights under the Plan to be granted to any employee who is a member of the Committee administering the Plan.
     18. Termination. The Plan shall terminate upon the earlier of the date it is terminated by the Board and the date that no more Shares remain to be acquired under the Plan. Upon the termination of the Plan, all remaining credit balances from authorized payroll deductions in Participants’ Plan Accounts shall be returned to such Participants.
     19. Governmental Regulations. The Corporation’s obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
     20. Stockholder Approval. This Plan shall be effective as of June 27, 2006, as approved by Sara Lee Corporation as the sole shareholder of the Corporation.

SUPPLEMENT A
TO
HANESBRANDS INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2006
US PROGRAM
     1. Purpose. The purpose of this Supplement A to the Hanesbrands Inc. Employee Stock Purchase Plan of 2006 is to modify and further specify the terms and conditions of the Plan as applied to employees in the United States (the “US Program”). The US Program is intended to qualify as an employee stock purchase plan under section 423 of the Code. Any defined term not defined in this Supplement A shall be defined pursuant to the Plan.
     2. Contributions. An Eligible Employee may participate in the US Program at any time by completing and filing with the Administrator an Authorization Form. The Committee, in its discretion, may establish a minimum or maximum deduction per payroll period. A Participant’s deductions will commence as soon as administratively possible during the next succeeding Offering Period after the Participant’s Authorization Form is filed with the Administrator and recorded. The deductions shall continue until the Participant terminates participation in the US Program or until the US Program is terminated. Subject to the minimum and maximum deductions set forth in the Plan and this US Program, a Participant may change the amount of his or her payroll deduction no more than four times in each calendar year by filing a new Authorization Form with the Administrator. The election made on the most recent Authorization Form filed with the Administrator at the end of each Offering Period will be the payroll deduction election recorded. Each such change shall become effective as soon as administratively possible during the next succeeding (or designated future) Offering Period after the Participant’s Authorization Form is received and recorded by the Administrator. Payroll deductions will be held in the Corporation or Participating Subsidiary’s general accounts until after the end of the Offering Period at which time they will be applied solely for the purchase of Shares under the US Program. Participants will receive periodic statements of their Plan Account balances.
     3. Share Purchases. On each Exercise Date, each Participant’s Plan Account shall be charged for the amount of the Shares to be purchased on that date. The number of Shares to be purchased on an Exercise Date shall be determined by dividing the balance of the Participant’s Plan Account (including any balance in the Participant’s Plan Account after the immediately prior Exercise Date) by the Exercise Price, and then rounding downward to the nearest whole Share. No fractional Shares shall be purchased, and any balance remaining in the Participant’s Plan Account after the Shares have been purchased on the Exercise Date shall be carried forward to the next succeeding Offering Period. As soon as practicable after the Exercise Date, a statement shall be delivered to the Participant which shall include the number of Shares purchased on the Exercise Date and the aggregate number of Shares purchased on behalf of such Participant under the US Program. Share ownership shall be kept electronically in the name of the Participant.
     4. Ceasing Contributions/Rights of Participants Who Leave Service. A Participant whose participation in the US Program has terminated (either upon the Participant’s request or upon the Participant’s termination of employment for any reason) may not rejoin the US Program until the third succeeding Offering Period following the date of such termination.
     5. Contracts of Employment and Other Employment Rights. The US Program may be terminated at any time at the discretion of the Corporation and no compensation will be due to a Participant as a result. Neither the value of the Shares nor the discount derived from the Purchase Price shall be added to a Participant’s income for the purpose of calculating any employee benefits. No additional rights arise to a Participant as a result of participating in the US Program or the opportunity to participate. Participation in the US Program does not confer on any Participant any right to future employment. Participation in the US Program is at the discretion of Eligible Employees. No representation or warranty is given by the Corporation or Participating Subsidiaries as to the present or future benefit of participation in the US Program. If a Corporation or a Participating Subsidiary ceases participation in the US Program or the Corporation ceases operation of the Plan, employees will have no right or action against the Participating Subsidiary, the Committee or the Corporation for such termination.
     6. Administration.
(a)	The Committee (or its delegate(s)) will be responsible for:

(i)	administering the US Program in unison with the Administrator and the Corporation;

(ii)	informing Participants of the current market price of the Shares upon request;

(iii)	informing Participants of the Exercise Price for each Offering Period;

(iv)	informing Eligible Employees about the US Program, making deductions from Basic Pay, converting foreign currencies, and maintaining Participants’ Plan Accounts; and

(v)	obtaining information from the Administrator needed by the Corporation or Participating Subsidiaries in order to comply with any applicable reporting and withholding requirements.
(b)	The Administrator will be responsible for:
(i)	holding the Shares in trust in a book account;

(ii)	maintaining all relevant records and issuing documents required for tax purposes by the Corporation, the Participating Subsidiaries and Participants;

(iii)	providing quarterly statements and other documents as required to the Participating Subsidiaries for distribution to Participants; and

(iv)	providing management information reports to the Committee and Participating Subsidiaries.
     7. Amendments to the US Program. The Corporation may at any time or from time to time amend, suspend or terminate the US Program. No amendment may be made and no suspension or termination may take effect in respect of rights already accrued to a Participant as a holder of Shares. The Corporation may at any time or from time to time amend the US

Program to comply with the requirements of legislation or any regulatory body in the United States.
     8. Governmental Regulation. The US Program shall be suspended and become inoperative with respect to Shares not theretofore optioned under the US Program during any period in which no registration statement or amendment thereto under the Securities Act of 1933, as amended, is in effect with respect to the Shares so remaining to be purchased under the US Program.